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                                                  Exhibit 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4, to register one million shares of Common Stock, of our report dated March 2, 1998, on our audits of the consolidated financial statements of New England Electric System. We also consent to the references to our firm under the captions "Incorporation of Certain Documents by Reference" and "Experts."


                                   s/PricewaterhouseCoopers LLP

                                   PricewaterhouseCoopers LLP





Boston, Massachusetts
July 31, 1998